                                                                  EXECUTION COPY

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 17, 2000, between Electric Fuel Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and the purchaser (the "Purchaser") set forth on the execution page hereof (the "Execution Page").

     WHEREAS:

     A. The Company desires to sell, and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) 1,000,000 shares of the Company's Common Stock (the "Common Shares"), (ii) a warrant to purchase 666,667 shares of Common Stock in the form attached hereto as Exhibit A (the
                                                              ---------
"Series A Warrants"); and (iii) a warrant to purchase 333,333 shares of Common Stock in the form attached hereto as Exhibit B (the "Series B Warrants" and
                                     ----------
together with the Series A Warrants, the "Warrants"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security."

     B. On November 9, 2000, the Company filed with the United States Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 File No. 333- 49628 in the form attached hereto as Exhibit C (the
                                                       ---------
"Registration Statement") to register under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") the sale by the Company of the Company's common stock, par value $.01 per share (the "Common Stock") and warrants to purchase Common Stock. The Registration Statement was declared effective by the SEC on November 15, 2000. On November 17, 2000 the Company filed a supplement to the Registration Statement in the form attached hereto as Exhibit D (the
                                                          ---------
"Supplement") to cover the issuance and sale of the Initial Securities (as defined below) to the Purchaser pursuant to the terms of this Agreement and the issuance of the Warrant Shares to the Purchaser upon exercise of the Warrants.

     NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.   PURCHASE AND SALE OF INITIAL SECURITIES.
     ---------------------------------------

     (a) Purchase of Initial Securities. On the Closing Date (as defined below),
         -------------------------------
subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of Common Shares, Series A Warrants and Series B Warrants (collectively the "Initial Securities") as is set forth on the Purchaser's Execution Page attached hereto. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser for the Initial Securities shall be

                                      -1-
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Eight Million Three Hundred Seventy-Five Thousand Dollars ($8,375,000).

     (b) Form of Payment. On the Closing Date, the Purchaser shall pay the
         ---------------
aggregate Purchase Price for the Initial Securities set forth on the Purchaser's Execution Page on the Closing Date in United States dollars by wire transfer of immediately available funds in accordance with the Company's written wiring instructions attached as Schedule 1, against delivery of duly executed certificates representing the Common Shares and duly executed Warrants being purchased by the Purchaser and the Company shall deliver such certificates and Warrants to the Purchaser against delivery of such aggregate Purchase Price.

     (c) Closing Date. Subject to the satisfaction (or waiver) of the conditions
         ------------
thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Initial Securities to the Purchaser pursuant to this Agreement (the "Closing") shall be 12:00 noon, New York City time, on November 17, 2000, or such other time as may be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). The Closing shall occur at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 22nd Floor, 1650 Arch Street, Philadelphia, PA 19103.

2.   PURCHASER'S REPRESENTATIONS AND WARRANTIES
     ------------------------------------------

     The Purchaser represents and warrants to the Company as follows:

     (a) Information. The Purchaser represents that the specific information
         -----------
about the Purchaser set forth in the Supplement is true and correct.

     (b) Governmental Review. The Purchaser understands that no United States
         -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     (c) Authorization; Enforcement. This Agreement has been duly and validly
         --------------------------
authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

     (d) Residency. The Purchaser is a resident of the jurisdiction set forth
         ---------
under the Purchaser's name on the Execution Page hereto executed by the Purchaser.

     (e) Accredited Investor. The Purchaser is an "accredited investor" as
         -------------------
defined in Rule 501of Regulation D promulgated by the SEC under the Securities Act.

     (f) Purchase for Its Own Account, etc. The Purchaser is purchasing the
         ----------------------------------
Securities for its own account and has no intention to engage in any special selling efforts with respect to the Securities.

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3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     ---------------------------------------------

     The Company represents and warrants to the Purchaser as follows:

     (a) Organization and Qualification. The Company and each of its
         ------------------------------
subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated (to the extent that good standing is a recognized concept in such jurisdictions), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary (to the extent that good standing is a recognized concept in such jurisdictions) and where the failure so to qualify would be reasonably likely to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the validity of, and the ability of the Company to issue, the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Warrants or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate
         --------------------------
power and authority to enter into and perform its obligations under this Agreement and the Warrants to issue and sell the Initial Securities in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants; (ii) the execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and Warrants and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any or committee of the Board of Directors is required, and (iii) upon execution and delivery of this Agreement in accordance with its terms, this Agreement will constitute, and, upon execution and delivery by the Company of the Warrants, in accordance with the terms of this Agreement, such instruments will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

     (c) Stockholder Authorization. Neither the execution, delivery or
         -------------------------
performance by the Company of this Agreement or the Warrants nor the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Initial Securities or the issuance or reservation for issuance of the Warrant Shares) requires any consent or authorization of the Company's stockholders, including but not limited to consent under Rule 4460(i) promulgated by the National Association of Securities Dealers, Inc. (the "NASD") or any similar rule.

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     (d) Capitalization. The capitalization of the Company as of the date
         --------------
hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares reserved for issuance upon the exercise of the Warrants is set forth on Schedule 3(d). All of such outstanding shares of capital stock have
         -------------
been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Common Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d), as of the date of
                                              -------------
this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act. Schedule 3(d) sets forth all of the Company issued
                          -------------
securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, or the Warrants. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

     (e) Issuance of Shares. The Common Shares are duly authorized and, upon
         ------------------
issuance thereof by the Company and payment therefor by the Purchaser in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than any that are the result of any action or inaction of the Purchaser and that are not the result of any action or inaction on the part of the Company) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants and payment therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than any that are the result of any action or inaction on the part of the Purchaser and that are not the result of any action or inaction on the part of the Company) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

     (f) No Conflicts. The execution, delivery and performance of this Agreement
         ------------
and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Common Shares, Warrants and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and the Company is not aware of any event that has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor to the knowledge of the Company has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not be reasonably likely to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("Market/Exchange") and does not reasonably anticipate that the Common Stock will be delisted by the Market/Exchange for the foreseeable future except as a result of a possible decline in the market price of the Common Stock.

     (g) SEC Documents, Financial Statements. Since December 31, 1998, the
         -----------------------------------
Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof, and the Registration Statement, as supplemented by the Supplement, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). To the extent that any SEC Document is available under the SEC's EDGAR filing system, such SEC Document shall be deemed to have been delivered to the Purchaser. The Company has delivered to the Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in or by subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may otherwise be indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     (h) Absence of Certain Changes. Since December 31, 1999, there has been no
         --------------------------
material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

     (i) Absence of Litigation. Except as disclosed in the SEC Documents filed
         ---------------------
prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or the Market/Exchange, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, could reasonably be expected to have a Material Adverse Effect.

     (j) Intellectual Property. Each of the Company and its subsidiaries owns or
         ---------------------
is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, domain names, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles owned by the Company are valid and enforceable and no registration or patent relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The U.S. patents obtained and owned by the Company or its subsidiaries and which have expired for failure to pay the necessary maintenance fees are not necessary for the conduct of the business of the Company or its subsidiaries as it is now being conducted. To the knowledge of the Company, the Intangibles licensed by the Company from others are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the knowledge of the Company, the Intangibles licensed by the Company from others do not infringe nor are they in conflict with any right of any other person with respect to any Intangibles. Except as set forth in Schedule 3(j), to the knowledge of the Company, no person is
             -------------
infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

     (k) Foreign Corrupt Practices. Neither the Company, nor any of its
         -------------------------
subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (l) Disclosure. All information relating to or concerning the Company set
         ----------
forth in this Agreement or provided by or on behalf of the Company to the Purchaser in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

     (m) Acknowledgment Regarding Purchaser's Purchase of the Initial
         ------------------------------------------------------------
Securities. The Company acknowledges and agrees that the Purchaser is not acting
----------
as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby (other than representations, warranties and covenants of the Purchaser made herein) is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way.

     (n) Listing. The Company has secured the listing of the Common Shares and
         -------
Warrant Shares upon each national securities, exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

     (o) Registration; Blue Sky. The Company has filed the Registration
         ----------------------
Statement and the Supplement with the SEC. The Registration Statement was declared effective by the SEC on November 15, 2000. The Registration Statement covers the sale of up to 3,250,000 shares of Common Stock and 1,750,000 warrants to purchase Common Stock. The Registration Statement, as supplemented by the Supplement, covers the issuance and sale of the Initial Securities to the Purchaser pursuant to the terms of this Agreement and the issuance of the Warrant Shares upon the exercise of the Warrants. Assuming the accuracy of the Purchaser's representations, the Company is not required to take any action to qualify the Securities for sale to the Purchaser pursuant to this Agreement under the "blue sky" laws of any states of the United States. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding therefor has been initiated or threatened by the SEC. Any request by the SEC for inclusion of additional information in the Registration Statement or otherwise has been complied with or withdrawn by the SEC. Except for the filing of the Supplement, the Company has not filed with the SEC any amendment or supplement to the Registration Statement.

     (p) Intentionally Omitted.

     (q) No Integrated Offering. Neither the Company, nor any of its affiliates,
         ----------------------
nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, Rule 4460(i) of the NASD or any similar rule.

     (r) No Brokers. Except as provided in the following sentence, the Company
         ----------
has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby. The Company is responsible for all brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby which are required to be paid to Josephthal & Co. Inc.

     (s) Acknowledgment Regarding Securities. The Company's executive officers
         -----------------------------------
have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Common Shares and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

     (t) Title. The Company and its subsidiaries have good and marketable title
         -----
in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (u) Tax Status. Except as set forth in the SEC Documents, the Company and
         ----------
each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. The Company has received no notice that any of its tax returns is presently being audited by any taxing authority.

     (v) Key Employees. Each of the Company's directors, officers and any Key
         -------------
Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. Except as provided in Schedule 3(v), no Key Employee has, to the best of the knowledge of the
   -------------
Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 3(v) and any individual who
-------------                              -------------
assumes or performs any of the duties of a Key Employee. The employment agreements for each of Robert S. Ehrlich and Yehuda Harats have been extended until December 31, 2002, and the Company has delivered to the Purchaser, true and correct copies of such employment agreements as so extended.

     (w) Insurance. The Company has in force fire, casualty, product liability
         ---------
and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject and which would be reasonably likely to have a Material Adverse Effect, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

     (x) Environmental Matters. The Company has received no notice of any
         ---------------------
environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. The Company has not treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company any Hazardous Substances in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any applicable governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

     (w) Inventory. All inventory of the Company and its subsidiaries is valued
         ---------
on the Company's consolidated books and records at the lower of cost, determined by the "first in, first out" method of accounting, or the fair market value thereof. Except, to the extent of the Company's reserves for obsolete or unmerchantable inventory reflected in the Company's SEC Documents, all such inventory, after consideration of reserves consisting of finished goods is of merchantable quality and is saleable in the ordinary course of business consistent with past practice.

4.   COVENANTS.
     ---------

     (a) Reasonable Best Efforts. The parties shall use their reasonable best
         -----------------------
efforts timely to satisfy each of the conditions described in Section 6 and
Section 7 of this Agreement.

     (b) Form 8-K. Within three (3) trading days after the Closing Date, the
         --------
Company shall file a Form 8-K summarizing under Item 5 thereof this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and the Warrants, as exhibits to such Form 8-K.

     (c) Reporting Status. So long as the Purchaser beneficially owns any
         ----------------
Securities, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

     (d) Use of Proceeds. The Company shall use the proceeds from the sale of
         ---------------
the Common Shares and Warrants substantially as set forth in Schedule 4(d).
                                                             -------------

     (e) Additional Equity Capital; Right of First Offer. During the period
         -----------------------------------------------
beginning on the date hereof and ending 180 days following the Closing Date (the "Lock-Up Period"), the Company will not, without the prior written consent of the Purchaser so long as the Purchaser owns any Securities and, without duplication, holders(s) of Warrants having a majority in-interest of the Warrant Shares, contract with any party to obtain additional financing in which any equity or equity-linked securities, having common stock registration rights and/or public resale rights effective within one (1) year after the Closing Date, are issued (including any debt financing with an equity component) (a "Future Offering"). In addition, the Company will not conduct any Future Offering during the period beginning on the date hereof and ending 180 days following the expiration of the Lock-Up Period, unless it shall have first delivered to Purchaser so long as the Purchaser owns any Securities, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Purchaser, an option during the ten (10) business day period following delivery of such notice to purchase up to the Applicable Portion (as defined below) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. During the Lock-up Period and during the 180 day period following the Mandatory Exercise Date, as such term is defined in the Series B Warrant, the Company will not issue any securities subject to the Registration Statement, except for the Securities, unless it shall have first delivered to the Purchaser, so long as the Purchaser owns any Securities, at least ten (10) business days prior to the proposed issuance of such Securities, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Purchaser an option during the ten (10) business day period following the delivery of such notice to purchase any or all of the securities being offered on the same terms as contemplated by such offering. In addition, the Company will not register for sale any of its equity securities in a secondary public offering (other than pursuant to registration rights arising under obligations existing on the Closing Date and disclosed on Schedule 3(d) hereto, except for those arising under the employment agreements referred to in the last sentence of Section 4(v) hereof; provided however that registrations pursuant to registration rights arising under either or both of the employment agreements referred to in the last sentence of Section 4(v) hereof will be permitted at any time after the termination of such agreements) at any time during the Lock-Up Period and during the 180 day period following the Mandatory Exercise Date, as such term is defined in the Series B Warrant (the limitations referred to in this and the three immediately preceding sentences are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitation also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus plan or restricted stock plan for the benefit of the Company's employees, directors or consultants. The "Applicable Portion" shall mean a fraction, the numerator of which is the number of Initial Securities then held by the Purchaser and the denominator of which is the total number of Initial Securities purchased by the Purchaser hereunder.

     (f) Expenses.  The Company shall pay to Heights Capital Management, Inc.
         --------
("Heights") at the Closing, reimbursement for the expenses reasonably incurred by Heights and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, Heights' and its affiliates and advisors' reasonable due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that Capital Ventures International ("CVI") shall be permitted to deduct such Expenses (up to the maximum amount set forth below) from the Purchase Price payable by CVI hereunder and remit such Expenses to Heights. In addition, from time to time thereafter, upon CVI's written request, the Company shall pay to Heights such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by Heights or its affiliates or agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreement executed in connection herewith. Notwithstanding the foregoing, the Company shall be obligated to reimburse Heights for no more than $50,000 of Expenses (including additional Expenses) in the aggregate.

     (g) Financial Information.  The Company shall send the following reports to
         ---------------------
the Purchaser until the Purchaser transfers, assigns or sells all of its
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

     (h) Reservation of Shares.  The Company shall at all times have authorized
         ---------------------
and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Warrants.

     (i) Listing. The Company shall maintain, so long as the Purchaser (or any
         -------
of their affiliates) owns any Securities, the listing of all Common Shares and such Warrant Shares as may from time to time be issued upon exercise of the Warrants covered by this Agreement on each national securities exchange or automated quotation system on which shares of Common Stock are listed at the relevant time. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Market/Exchange and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable.

     (j) Corporate Existence.  So long as the Purchaser beneficially owns any
         -------------------
Warrants, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the exercise in full of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the Market/Exchange, New York Stock Exchange or American Stock Exchange.

     (k) No Integrated Offerings.  The Company shall not make any offers or
         -----------------------
sales of any security (other than the Securities) under circumstances that would cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

     (l) Legal Compliance.  The Company shall conduct its business and the
         ----------------
business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.

     (m) Intentionally omitted.

     (n) Trading Restrictions.  The Purchaser shall not be permitted to sell,
         --------------------
transfer or otherwise dispose of, during any 45 trading day period, more than 9.99% of the least number of shares of Common Stock issued and outstanding during such 45 trading day period (other than dispositions to the Company).

     (o) Information.   Upon the request of the Purchaser, the Company will
         -----------
furnish via electronic transmission or otherwise, to the Purchaser, so long as it holds any Warrants:

          (i) concurrently with the filing with the SEC of its annual reports and quarterly reports on Form 10-K and Form 10-Q, respectively, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its subsidiaries is or has during such period been in material default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such subsidiary has taken, is taking or proposes to take with respect thereto; and

          (ii) the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect; provided that the Company shall only be required to deliver such information, if at the time of such request, there is no current registration statement covering the Warrant Shares.

          The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

     (p)  Inspection of Properties and Books.  So long as the Purchaser shall
          ----------------------------------
hold any Securities, the Purchaser and its representatives and agents (collectively, the "Inspectors") shall have the right, during reasonable local business hours, at the Purchaser's expense, to visit and inspect any of the properties of the Company and of its subsidiaries, to examine the books of account and records of the Company and of its subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchaser may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (b) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(p). The Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. The Purchaser acknowledges that under certain circumstances the Exchange Act may prohibit the trading of securities by persons having material non-public information about the Company.

     (q)  Intentionally omitted.

     (r)  Stockholder Approval.  If, on the Closing Date, the Company is
          --------------------
prohibited by Rule 4460(i) of the NASD or any successor or similar rule, or the rules of any other securities exchange on which the Common Stock is then listed or traded, from issuing the shares of Common Stock issuable hereunder and upon complete exercise of the Warrants (without giving effect to the limitations on exercise contained in Section 7(f) of the Warrants), the Company shall call a meeting of its stockholders to be held as promptly as practicable and in any event no later than 90 days after the Closing Date for the purpose of voting upon and approving this Agreement and the Warrants, the authorization and issuance of the Common Shares and the Warrants, and the issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company shall, through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation, Rule 4460(i) promulgated by the NASD, and shall vote such proxies in favor of such matters.

     (s)  Antidilution.  So long as the Purchaser beneficially owns any
          ------------
Securities, the Company will send to the holders of Securities any notice which the Company sends to holders of any debt or equity securities or instruments (including options, warrants and other convertible securities) issued by the Company which notice is occasioned by an event which triggers the application of the anti-dilution provisions of such debt or equity securities or instruments and results in an adjustment to any of the terms of such debt or equity security. The Company will send the notice required by this Section 4(s) to the holders of Securities at the same time as it sends such notice to the holders of the affected debt or equity securities.

5.   TRANSFER AGENT INSTRUCTIONS.
     ---------------------------

     (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee for the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Warrants.

     (b) The Company warrants that no instruction other than the instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

     (c) If the Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant an exemption from registration, or the Purchaser provides the Company with reasonable assurances that such Securities may be sold under Section 4(1) of the Securities Act, the Company shall permit the transfer and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates for such Warrant Shares in such names and in such denominations as specified by the Purchaser.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
     ----------------------------------------------

     The obligation of the Company hereunder to issue and sell the Initial Securities to the Purchaser hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) The Purchaser shall have executed the Purchaser's Execution Page to this Agreement and delivered the same to the Company.

     (b) The Purchaser shall have delivered the Purchase Price for the Initial Securities in the amount set forth on the Purchaser's Execution Page in accordance with Section 1(b)above.

     (c) The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

     (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) The Company shall have filed the Supplement. The Registration Statement as supplemented by the Supplement, shall be effective and shall cover the issuance and sale of the Initial Securities to the Purchaser pursuant to this Agreement and the issuance and sale of Warrant Shares upon the exercise of the Warrants. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding therefor has been initiated or threatened by the SEC.

7.  CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.
    -----------------------------------------------------

     The obligation of the Purchaser hereunder to purchase the Initial Securities set forth on the Purchaser's Execution Page to be purchased by it at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     (a) The Company shall have executed this Agreement and the Warrants and delivered executed original copies of the same to the Purchaser.

     (b) The Company shall have filed the Supplement. The Registration Statement as supplemented by the Supplement, shall be effective and shall cover the issuance and sale of the Initial Securities to the Purchaser pursuant to this Agreement and the issuance and sale of Warrant Shares upon the exercise of the Warrants. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding therefor has been initiated or threatened by the SEC. Any request by the SEC for inclusion of additional information in the Registration Statement or otherwise shall have been complied with and the Company shall not have filed with the SEC any subsequent amendment or supplement to the Registration Statement without the consent of the Purchaser.

     (c) The Company shall have delivered or caused to be delivered to the Purchaser duly executed certificates representing the Common Shares (in such denominations as the Purchaser shall request) and duly executed warrant agreements in the forms of Exhibit A or Exhibit B, as applicable representing the Warrants (each in such denominations as the Purchaser shall request) being so purchased by the Purchaser in accordance with Section 1(b) above.

     (d) The Common Stock shall be authorized for quotation and listed on the Market/Exchange and trading in the Common Stock (or the Market/Exchange generally) shall not have been suspended by the SEC or the Market/Exchange.

     (e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect.

     (f) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     (g) The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit E
                                                               ---------
attached hereto.

     (h) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchaser is not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company.

     (i) The Purchaser shall have received: (A) a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement, the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby, (B) the Company's certificate of incorporation, as amended to date, and (C) the Company's by-laws, as amended to date, each of the foregoing certified as such by the Secretary or Assistant Secretary of the Company.

     (j) The aggregate Purchase Price for the Initial Securities being purchased hereunder by the Purchaser at the Closing shall be Eight Million Three Hundred Seventy Five Thousand Dollars ($8,375,000).

     (k) The Company shall have filed its quarterly report on Form 10-Q for the nine months ended September 30, 2000 on or prior to the Closing Date.

     8.  INDEMNIFICATION AND CONTRIBUTION
         --------------------------------

     (a) Indemnification
         ---------------

         (i) To the extent permitted by law, the Company will indemnify, hold harmless and defend (A) the Purchaser and (B) the directors, officers, partners, members, employees and agents of the Purchaser and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Supplement (as amended or supplemented, if the Company files any amendment or supplement with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (II) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Securities (the matters in the foregoing clauses (I) and (II) being, collectively, "Violations"). Subject to the restrictions set forth in Section 8(a)(iii) with respect to the number of legal counsel, the Company shall reimburse the Purchaser and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating, defending or settling any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a)(i): (Y) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Supplement or any amendment or supplement thereto; and
(Z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Securities by the Purchaser.

         (ii) In connection with the Supplement, the Purchaser agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 8(a)(i), the Company, each of its directors, each of its officers, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (each an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with the representations and warranties of the Purchaser in this Agreement or written information furnished to the Company by the Purchaser expressly for use in connection with the Supplement and subject to Section 8(a)(iii), the Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating, defending or settling any such Claim; provided, however, that the indemnity agreement
                            -----------------
contained in this Section 8(a)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided,
                                                                 --------
further, however, that the Purchaser shall be liable under this Agreement
-------  -------
(including this Section 8(a)(ii) and Section 8(b)), for only that amount as does not exceed the Purchase Price paid by the Purchaser for the Initial Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Initial Securities by the Purchaser.

         (iii) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if indemnification is to be sought against any indemnifying party under this Section 8(a), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided,
                                                                     --------
however, that such indemnifying party shall not be entitled to assume such
-------
defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other indemnified or indemnifying party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchaser acquiring a majority of the Initial Securities, if the Purchaser are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 8(a), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     (b) Contribution.  To the extent any indemnification by an indemnifying
         ------------
party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8(a) to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under
       --------  -------
circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8(a), (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities.

9.   GOVERNING LAW; MISCELLANEOUS.
     ----------------------------

     (a) Governing Law; Jurisdiction.  This Agreement shall be governed by and
         ---------------------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of the parties hereto irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such
courts.   Each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the parties hereto further agrees that service of process upon the other parties hereto mailed by first class mail shall be deemed in every respect effective service of process upon such parties in any such suit or proceeding. Nothing herein shall affect the right of any of the parties hereto to serve process in any other manner permitted by law. Each of the parties hereto agrees that a final non-appealable judgment in any such suit or proceeding to which it is a party shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     (b) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

     (c) Headings.  The headings of this Agreement are for convenience of
         --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability.  If any provision of this Agreement shall be invalid or
         ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (e) Entire Agreement; Amendments.  This Agreement and the Warrants contain
         ----------------------------
the entire understanding of the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the waiving party and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

     (f) Notices.  Any notices required or permitted to be given under the terms
         -------
of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally, or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               ELECTRIC FUEL CORPORATION
               120 Wood Avenue South
               Suite 300
               Iselin, New Jersey 08830
               Tel. No.:(732) 635-7100
               Facsimile: (732) 635-7101
               Attn:  Robert S. Ehrlich
                      Chairman of the Board and
                      Chief Financial Officer

               with a copy simultaneously transmitted by like means to:

               Harris Beach LLP
               130 East Main Street
               Rochester, New York 14604
               Tel. No.:  (716) 232-4400
               Facsimile: (716) 232-6925
               Attn:      Thomas Willett, Esq.

               and to:

               Yaakov Har-Oz, Adv
               Vice President and General Counsel
               Electric Fuel Limited
               Western Industrial Park
               P.O. Box 641
               Bent Shemesh  99000, Israel
               Tel. No.: 972-2-990-6623
               Fax No.:  972-2-990-6688

     If to the Purchaser, to such address set forth under the Purchaser's name on the Execution Page hereto executed by the Purchaser.

     Each party shall provide notice to the other parties of any change in address.

     (g) Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder. The Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Warrants and this Agreement, or to assign the Purchaser's rights hereunder or thereunder to any such transferee of at least ten percent of either Warrant. In addition, and notwithstanding anything to the contrary contained in this Agreement or the Warrants, the Securities may be pledged and all rights of the Purchaser under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Purchaser's margin or brokerage account.

     (h) Third Party Beneficiaries.  This Agreement is intended for the benefit
         -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Section 4(f) may be enforced by Heights.

     (i) Survival.  The representations and warranties of the Company and the
         --------
agreements and covenants set forth in Sections 3, 4, 5, 8 and 9 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless each Purchaser and each of the Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred; provided that without limiting the Company's indemnification obligations for actual breaches by the Company of any of its representations or covenants set forth herein, the Company's indemnification obligations for any alleged breach of the Company's representations or covenants shall arise only in connection with allegations made by third parties unrelated to the Purchaser and its affiliates .

     (j) Publicity.  The Company and the Purchaser shall have the right to
         ---------
approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

     (k) Further Assurances.  Each party shall do and perform, or cause to be
         ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (l) Termination.  In the event that the Closing shall not have occurred on
         -----------
or before November 17, 2000, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

     (m) Joint Participation in Drafting.  Each party to this Agreement has
         --------------------------------
participated in the negotiation and drafting of this Agreement and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

     (n) Equitable Relief.  The Company acknowledges that a breach by it of its
         ----------------
obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

     (o) Additional Acknowledgement.  The Purchaser acknowledges that it has
         --------------------------
independently evaluated the merits of the transactions contemplated by this Agreement and the Warrants, that it has independently determined to enter into the transactions contemplated hereby and thereby, and that it is not acting in concert with any other person in making its purchase of securities hereunder. The Purchaser and, to its knowledge, the Company agree that the Purchaser has not taken any actions that would deem the Purchaser to be a member of a "group" for purposes of Section 13(d) of the Exchange Act.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

ELECTRIC FUEL CORPORATION

     /s/ Yehuda Harats
  By:------------------------
      Name:  Yehuda Harats
      Title: President and CEO

PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By:  Heights Capital Management, Inc.
     its authorized agent

   /s/ Martin Kobinger
By:------------------------
   Name: Martin Kobinger
   Title:  Investment Manager

RESIDENCE:     Cayman Islands

ADDRESS:       c/o Heights Capital Management Inc.
               425 California, Suite 1100
               San Francisco, California 94104
               Telephone No.: (415) 403-6500
               Facsimile No.: (415) 403-6525
               Attn.: Mr. Martin Kobinger

               with copies of all notices to:

               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street
               Philadelphia, PA 19103-2097
               Telephone No.: (215) 977-2000
               Facsimile No.: (215) 977-2334
               Attn.: Jason M. Shargel, Esq.

AGGREGATE SUBSCRIPTION AMOUNT

     Percentage of Each Initial Security     100   %
                                             -----
     Purchase Price                                $ 8,375,000